
<ARTICLE>                5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         JUN-30-1997
<CASH>                                               332,382
<SECURITIES>                                         1,243,763
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               12,151,137
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       22,722,572<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           10,897,136
<TOTAL-LIABILITY-AND-EQUITY>                         22,722,572<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     478,448<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     575,692<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   222,093
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (916,370)<F5>
<EPS-PRIMARY>                                        (15.12)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets:  Accounts  receivable of $99,971,  tenant security deposits of $32,574, Investments in Local Limited Partnerships of $7,865,251, Mortgagee escrow deposits of $156,212, Operating reserves of $312,353, Replacement reserves of $81,250, Deferred fees, net of $330,891 and Other assets of $116,788.
<F2>Included  in  Total Liabilities  and Equity:  Mortgage   notes  payable   of
$11,261,215, Note payable of $9,800, Accounts Payable to Affiliates of $310,993, Accounts Payable and accrued expenses of $276,305, Accrued interest payable of $66,993, Security deposits payable of $51,560 and Minority interest in Local Limited Partnerships of ($151,430).
<F3>Total  Revenue  includes:  Rental of  $444,719,  Investment  of $29,667  and
Other of $4,062.
<F4>Included in Other Expenses:  Asset  Management fees of $69,901,  General and
Administrative of $64,937, Rental Operations, exclusive of depreciation of $241,107, Property Management fees of $19,880, Depreciation of $142,601 and Amortization of $37,266.
<F5>Net loss reflects: Equity  in  losses  of  Local   Limited  Partnerships  of
$598,875 and minority interests in loss of Local Limited Partnerships of $1,842.

